                                                                      Exhibit 21

                          WASHINGTON GAS LIGHT COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                          Percent of
                                                            Voting
                                                          Securities            State of
                                                            Owned             Incorporation
                                                            -----             -------------
Subsidiaries of Washington Gas Light
           Company (Parent) -
                Shenandoah Gas Company                       100%               Virginia
                Hampshire Gas Company                        100%             West Virginia
                Crab Run Gas Company                         100%               Virginia
                Washington Gas Resources Corp. a/            100%               Delaware
                Virginia Intrastate Pipeline Company c/      100%               Virginia

a/              Subsidiary companies of Washington
                  Gas Resources Corp. -

                American Combustion Industries, Inc.         100%               Maryland
                Washington Gas Energy Services, Inc. b/      100%               Delaware
                Washington Gas Consumer Services, Inc.       100%               Delaware

b/              Subsidiary companies of Washington
                   Gas Energy Services, Inc. -

                Washington Gas Energy Systems, Inc.          100%               Delaware
                Brandywood Estates, Inc.                     100%               Maryland
                Advanced Marketing Concepts, Inc. c/         100%               Delaware

c/              Inactive